NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. Berkley Corporation Reports Third Quarter Results
Return on Equity of 19.6% and Operating Return on Equity of 20.0%;
Record Third Quarter Net Income Increased to $366 Million

Greenwich, CT, October 21, 2024 - W. R. Berkley Corporation (NYSE: WRB) today reported its third quarter 2024 results.
Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2024	2023	2024	2023

Gross premiums written	$3,633,278	$3,353,205	$10,713,806	$9,739,296
Net premiums written	3,057,276	2,848,459	9,035,346	8,234,799

Net income to common stockholders	365,634	333,586	1,180,014	984,020
Net income per diluted share (1)	0.91	0.82	2.92	2.39

Operating income (2)	373,677	366,608	1,215,022	952,868
Operating income per diluted share (1)	0.93	0.90	3.01	2.32

Return on equity (3)	19.6%	19.8%	21.1%	19.4%
Operating return on equity (2) (3)	20.0%	21.7%	21.7%	18.8%

(1)The 2024 per share amounts have been adjusted to reflect the 3-for-2 common stock split effected on July 10, 2024, and the 2023 per share amounts were restated for comparative purposes to reflect such common stock split.
(2)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(3)Return on equity and operating return on equity represent net income and operating income, respectively, expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

W. R. Berkley Corporation        2

Third quarter highlights included:
•Return on equity and operating return on equity of 19.6% and 20.0%, respectively.
•Net investment income grew 19.5% to $323.8 million compared to the prior year.
•The current accident year combined ratio before catastrophe losses of 3.3 loss ratio points was 87.6%, and the reported combined ratio was 90.9%.
•Average rate increases excluding workers' compensation were approximately 8.4%.
•Book value per share grew 10.0%, before dividends and share repurchases.
•Total capital returned to shareholders was $138.3 million, consisting of $95.3 million of special dividends, $30.5 million of regular dividends and $12.5 million of share repurchases.
•Record operating cash flow increased 15.2% to $1.2 billion.

The Company commented:
The Company reported record third quarter net income in 2024. Continued strong underwriting margins and increasing investment income drove our 19.6% annualized return on beginning of year common stockholders’ equity.
We continue to grow thoughtfully by focusing on business we expect to achieve or exceed our targeted risk-adjusted return, being ever mindful of rate adequacy, loss trend, and exposure management. Our 90.9% calendar year combined ratio again demonstrated below average volatility, with a modest 3.3 loss ratio points of catastrophe losses, despite the frequency of severe market-wide events.
Net investment income increased 19.5% over the prior year third quarter, driven by an increase in fixed-maturity income. We anticipate that the Company’s new money rate will remain above the current yield of our U.S. fixed-maturity securities, notwithstanding the recent and expected decreases in short-term rates. Coupled with increases in invested assets from continuing record cash flow, we remain well-positioned for further investment income growth.
Our success in navigating a wide variety of underwriting and investment environments has resulted in best-in-class returns on equity and below-average volatility that has generated significant shareholder value over many years. Fueled by knowledge and expertise, our decentralized structure allows us to take a flexible, proactive, and innovative approach to whatever risks and opportunities the market may present. We expect to continue to deliver outstanding risk-adjusted returns to our shareholders for the remainder of 2024 and beyond.

W. R. Berkley Corporation        3
Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on October 21, 2024, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/events-and-presentations/default.aspx. Please log on early to register. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/quarterly-results/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2024 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cyber security-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the ongoing effects of the COVID-19 pandemic, or other epidemics and pandemics; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to such conditions, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; cyber security breaches of our information technology systems and the information technology systems of our vendors and other third parties, or related processes and systems; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2024 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2024	2023	2024	2023
Revenues:
Net premiums written	$3,057,276	$2,848,459	$9,035,346	$8,234,799
Change in unearned premiums	(130,453)	(206,545)	(497,761)	(548,726)
Net premiums earned	2,926,823	2,641,914	8,537,585	7,686,073
Net investment income	323,756	270,944	1,015,723	739,494
Net investment (losses) gains:
Net realized and unrealized (losses) gains on investments	(23,362)	(40,855)	(72,165)	50,403
Change in allowance for credit losses on investments	15,276	(1,571)	31,347	(11,164)
Net investment (losses) gains	(8,086)	(42,426)	(40,818)	39,239
Revenues from non-insurance businesses	128,610	137,116	375,307	375,225
Insurance service fees	28,666	22,962	81,583	81,290
Other income	610	128	1,804	235
Total Revenues	3,400,379	3,030,638	9,971,184	8,921,556
Expenses:
Loss and loss expenses	1,825,960	1,636,193	5,270,334	4,744,602
Other operating costs and expenses	943,365	808,669	2,704,890	2,457,925
Expenses from non-insurance businesses	124,885	133,939	364,612	370,244
Interest expense	31,720	31,888	95,156	95,580
Total expenses	2,925,930	2,610,689	8,434,992	7,668,351
Income before income tax	474,449	419,949	1,536,192	1,253,205
Income tax expense	(109,135)	(86,519)	(356,958)	(268,322)
Net Income before noncontrolling interests	365,314	333,430	1,179,234	984,883
Noncontrolling interest	320	156	780	(863)
Net income to common stockholders	$365,634	$333,586	$1,180,014	$984,020

Net income per share (1):
Basic	$0.92	$0.83	$2.95	$2.41
Diluted	$0.91	$0.82	$2.92	$2.39

Average shares outstanding (1) (2):
Basic	398,338	403,787	400,302	407,484
Diluted	401,817	407,158	404,053	411,219

(1)The 2024 per share amounts have been adjusted to reflect the 3-for-2 common stock split effected on July 10, 2024, and the 2023 per share amounts were restated for comparative purposes to reflect such common stock split.
(2)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Third Quarter		Nine Months
	2024	2023	2024	2023
Insurance:
Gross premiums written	$3,219,128	$2,965,787	$9,501,027	$8,586,193
Net premiums written	2,673,275	2,484,626	7,929,439	7,175,904
Net premiums earned	2,564,490	2,291,917	7,447,828	6,650,027
Pre-tax income	469,421	410,909	1,437,623	1,149,886
Loss ratio	63.1%	62.8%	63.0%	62.8%
Expense ratio	28.4%	28.2%	28.4%	28.2%
GAAP Combined ratio	91.5%	91.0%	91.4%	91.0%

Reinsurance & Monoline Excess:
Gross premiums written	$414,150	$387,418	$1,212,779	$1,153,103
Net premiums written	384,001	363,833	1,105,907	1,058,895
Net premiums earned	362,333	349,997	1,089,757	1,036,046
Pre-tax income	105,225	110,442	357,299	317,146
Loss ratio	57.0%	56.5%	53.2%	54.8%
Expense ratio	29.7%	28.8%	29.5%	29.6%
GAAP Combined ratio	86.7%	85.3%	82.7%	84.4%

Corporate and Eliminations:
Net investment (losses) gains	$(8,086)	$(42,426)	$(40,818)	$39,239
Interest expense	(31,720)	(31,888)	(95,156)	(95,580)
Other expenses	(60,391)	(27,088)	(122,756)	(157,486)
Pre-tax loss	(100,197)	(101,402)	(258,730)	(213,827)

Consolidated:
Gross premiums written	$3,633,278	$3,353,205	$10,713,806	$9,739,296
Net premiums written	3,057,276	2,848,459	9,035,346	8,234,799
Net premiums earned	2,926,823	2,641,914	8,537,585	7,686,073
Pre-tax income	474,449	419,949	1,536,192	1,253,205
Loss ratio	62.4%	61.9%	61.7%	61.7%
Expense ratio	28.5%	28.3%	28.6%	28.4%
GAAP Combined ratio	90.9%	90.2%	90.3%	90.1%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.
(2)Commencing with the first quarter of 2024, the Company reclassified a program management business from the Insurance segment to the Reinsurance & Monoline Excess segment. The reclassified business is a program management business offering support on a nationwide basis for commercial casualty and property program administrators. Reclassifications have been made to the Company's 2023 financial information to conform with this presentation.

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Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2024	2023	2024	2023
Net premiums written:
Other liability	$1,066,005	$978,193	$3,213,296	$2,867,172
Short-tail lines (1)	592,913	534,567	1,768,355	1,519,345
Auto	413,260	383,730	1,170,020	1,030,172
Workers' compensation	302,179	302,701	939,243	937,854
Professional liability	298,918	285,435	838,525	821,361
Total Insurance	2,673,275	2,484,626	7,929,439	7,175,904
Casualty (2)	189,386	188,445	567,522	589,706
Property (2)	106,106	92,171	306,925	256,350
Monoline excess	88,509	83,217	231,460	212,839
Total Reinsurance & Monoline Excess	384,001	363,833	1,105,907	1,058,895
Total	$3,057,276	$2,848,459	$9,035,346	$8,234,799

Current accident year losses from catastrophes:
Insurance	$76,848	$46,160	$190,931	$139,409
Reinsurance & Monoline Excess	20,970	15,369	27,073	23,536
Total	$97,818	$61,529	$218,004	$162,945

Net Investment income:
Core portfolio (3)	$301,146	$248,618	$962,293	$680,883
Investment funds	4,741	4,450	868	5,443
Arbitrage trading account	17,869	17,876	52,562	53,168
Total	$323,756	$270,944	$1,015,723	$739,494

Net realized and unrealized (losses) gains on investments:
Net realized (losses) gains on investments	$(21,825)	$(21,796)	$(29,723)	$4,798
Change in unrealized (losses) gains on equity securities	(1,537)	(19,059)	(42,442)	45,605
Total	$(23,362)	$(40,855)	$(72,165)	$50,403

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$835,376	$747,007	$2,438,905	$2,183,517
Insurance service expenses	21,786	21,225	66,309	70,336
Net foreign currency losses (gains)	24,619	(22,498)	1,324	(1,777)
Other costs and expenses	61,584	62,935	198,352	205,849
Total	$943,365	$808,669	$2,704,890	$2,457,925

Cash flow from operations	$1,240,770	$1,077,093	$2,868,335	$2,231,162

Reconciliation of net income to operating income:
Net income	$365,634	$333,586	$1,180,014	$984,020
Pre-tax investment losses (gains), net of related expenses	8,086	42,426	40,818	(39,170)
Income tax (benefit) expense	(43)	(9,404)	(5,810)	8,018
Operating income after-tax (4)	$373,677	$366,608	$1,215,022	$952,868
(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery, high net worth homeowners and other lines.
(2)Includes reinsurance casualty and property and certain program management business.
(3)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(4)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30, 2024	December 31, 2023

Net invested assets (1)	$29,689,477	$26,973,703
Total assets	40,359,298	37,111,830
Reserves for losses and loss expenses	20,155,310	18,739,652
Senior notes and other debt	1,827,788	1,827,951
Subordinated debentures	1,009,629	1,009,090
Common stockholders' equity (2)	8,426,264	7,455,431
Common stock outstanding (3) (4)	381,190	384,817
Book value per share (4) (5)	22.11	19.37
Tangible book value per share (4) (5)	21.47	18.72

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of September 30, 2024, reflected in common stockholders' equity are after-tax unrealized investment losses of $289 million and unrealized currency translation losses of $314 million. As of December 31, 2023, reflected in common stockholders' equity are after-tax unrealized investment losses of $586 million and unrealized currency translation losses of $340 million.
(3)During the nine months ended September 30, 2024, the Company repurchased 4,537,130 shares of its common stock for $236.2 million. During the three months ended September 30, 2024, the Company repurchased 238,620 shares of its common stock for $12.5 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)The 2024 per share amounts have been adjusted to reflect the 3-for-2 common stock split effected on July 10, 2024, and the 2023 per share amounts were restated for comparative purposes to reflect such common stock split.
(5)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
September 30, 2024
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$2,070,985	7.0%
State and municipal:
Special revenue	1,689,758	5.7%
State general obligation	311,953	1.0%
Local general obligation	304,114	1.0%
Corporate backed	165,155	0.6%
Pre-refunded	86,853	0.3%
Total state and municipal	2,557,833	8.6%
Mortgage-backed securities:
Agency	2,424,228	8.2%
Commercial	600,881	2.0%
Residential - Prime	212,909	0.7%
Residential - Alt A	2,352	0.0%
Total mortgage-backed securities	3,240,370	10.9%
Asset-backed securities	4,107,321	13.8%
Corporate:
Industrial	3,954,408	13.3%
Financial	3,348,562	11.3%
Utilities	774,398	2.6%
Other	775,396	2.6%
Total corporate	8,852,764	29.8%
Foreign government	1,834,605	6.2%
Total fixed maturity securities (1)	22,663,878	76.3%
Equity securities available for sale:
Common stocks	701,667	2.3%
Preferred stocks	346,459	1.2%
Total equity securities available for sale	1,048,126	3.5%
Cash and cash equivalents (2)	1,861,981	6.3%
Investment funds	1,607,381	5.4%
Real estate	1,297,314	4.4%
Arbitrage trading account	820,928	2.8%
Loans receivable	389,869	1.3%
Net invested assets	$29,689,477	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.4 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.